Exhibit 99.1

Contacts:

Roger A. Barnes Executive Vice President/CFO Riverstone Networks, Inc. 408/878-6500	Howard Kalt Kalt Rosen & Co. 415/397-2686

RIVERSTONE NETWORKS REVIEWS OPERATING PERFORMANCE

IN EMPLOYEE TOWN HALL MEETING

SANTA CLARA, Calif., March 24, 2005 – Riverstone Networks (RSTN.PK), a leading provider of Carrier Ethernet Networks, today provided an update on its business at its latest town hall meeting with employees.

“Thanks to the hard work and dedication of our employees, we are seeing positive momentum in our business,” said Oscar Rodriguez, Riverstone’s President and Chief Executive Officer. “The increased shipments and new wins achieved over the past six months demonstrate the confidence our customers have in Riverstone, our people and our products. With Riverstone’s technology leadership, we are well-positioned to continue capturing the opportunities in our marketplace.”

In today’s town hall meeting, Mr. Rodriguez reviewed Riverstone’s solid operating performance and opportunities for continued growth. In particular Mr. Rodriguez noted that over the past six months Riverstone has:

•	Achieved a double-digit increase in shipments. Riverstone shipped $14.5 million of hardware in the fourth fiscal quarter ended February 26, 2005; and $19.6 million in the previous quarter ended November 27, 2004. In the aggregate, this represents 22.6 percent growth over the prior six-month period, and 73.4 percent growth over the comparable six-month period a year ago. Fourth quarter shipments were diminished by a number of customer purchase orders that were received too late in the quarter for shipment as well as a factory stop ship imposed to correct an isolated component issue that was resolved shortly after the end of the quarter. Riverstone has shipped $3.0 million of hardware since the end of the fiscal year. Pending completion of the audit, the Company cannot provide a reconciliation of shipments to revenue stated in accordance with generally accepted accounting principles. As noted previously, Riverstone’s carrier-customer sales cycles tend to be long, and the sales process on large transactions often extends for more than one quarter with completion shifting from one quarter to the next. The Company therefore believes that quarter-over-quarter comparisons do not provide an accurate representation of its performance and that longer-term trends are more indicative measures of its business. (See attached Exhibit 1)

The Company noted that more than half of its shipments for the past six months have been for products, including the Riverstone 15008, that enable its carrier-customers to deliver voice, video, and data (“triple-play”) services. This demonstrates that Riverstone has established a strong foothold in this expanding segment of the communications industry. Riverstone Networks has long been at the forefront of innovation. To fortify its competitive position and further capitalize on triple-play opportunities, Riverstone also announced that it is building on the success of its 15008 product through the development of a new, lower cost next-generation MPLS/VPLS edge platform.

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•	Maintained financial discipline and flexibility. The Company’s cash, defined as cash equivalents and marketable securities, totaled $223.3 million at February 26, 2005, compared to $256.4 million at August 28, 2004. One time events affecting the Company’s cash during the six month period ended February 26, 2005 include the receipt of $14.1 million in reimbursements from the Company’s directors and officers’ liability insurance carriers and payment of $18.5 million in connection with the previously-announced securities class action litigation settlement and a $2.0 million payment in settlement of the Enterasys arbitration. The convertible debt outstanding remained $131.8 million as of February 26, 2005.

•	Signed agreements with nine new customers, four of which were new Tier-1 customers. Demand for Riverstone’s products remains strong. Today, Riverstone has more than 250 customers in 30 countries and is currently qualifying products with a number of additional customers.

•	Established strategic alliances with two new industry-branded equipment vendors. Riverstone believes that these new alliances should enable it to extend its geographic reach in Europe, the Middle East and Asia.

•	Obtained key recognitions that support forward movement on the Company’s products and their accessibility in the marketplace. As recently announced, Riverstone is the first vendor of MPLS-based Ethernet routers to obtain a USDA Rural Utilities Service (RUS) listing. The RUS program is designed to increase the rate of broadband deployments to communities of up to 20,000 inhabitants. This RUS listing is an important differentiator for Riverstone when competing for projects managed by Independent Operating Companies and Rural Local Exchange Carriers as it enables these carriers to access Riverstone’s best-in-class, cost-effective Ethernet routing technology when planning their triple-play deployments.

Riverstone also achieved NEBS3 certification for its RS 1x00 and RS 3x00 access routers, and its 15000 Ethernet Edge Router. The NEBS3 certification is a requirement for North American carriers and is also considered by overseas carriers as a mark of carrier-grade hardware.

As previously announced on October 14, 2004, Riverstone retained Grant Thornton LLP as its independent registered public accounting firm, replacing Ernst & Young LLP. Grant Thornton’s audit of Riverstone’s results for fiscal 2004 and interim review of the first three quarters of fiscal 2005 is ongoing. The Company will file its audited results for fiscal 2004 and required 10-Qs for fiscal 2005 as soon as Grant Thornton has completed its work.

About Riverstone Networks

Riverstone Networks, Inc. (RSTN.PK) is a leading provider of carrier Ethernet infrastructure solutions for business and residential communications services. Riverstone’s Ethernet router portfolio uniquely delivers the reliability that allows carriers to meet the triple play - voice, video and data - service requirements of their customers in a cost-effective and scalable way. Riverstone allows carriers to offer new services over existing revenue-generating networks permitting them to evolve to a next generation Ethernet infrastructure.

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Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements regarding the Company’s ability to continue capturing marketplace opportunities, opportunities for continued growth, the Company’s ability to further capitalize on the expansion triple-play services by its carrier customers, the potential qualification of additional customers, the on-going of Riverstone’s reach into new geographical markets through strategic alliances, the future rate of deployment of broadband to rural customers, and statements concerning the future filing of financial reports to the Securities and Exchange Commission, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include competition for a finite number of transactions, factors limiting growth such as declining operating funds, reduced customer demand, competing technologies and network architectures, the failure of strategic alliances to bring new sales opportunities to Riverstone that provide sales at an appropriate margin, the failure of providers to use available federal funds in the U.S. to bring broadband communications services to rural locations, and unforeseen events that could further delay or prevent the Company from filing its period financial reports, along with those risks and uncertainties detailed from time to time in Riverstone Networks’ SEC reports, including the reports on Form 10-Q and Form 8-K filed on September 2, 2004. The company assumes no obligation to update or revise these forward-looking statements.

Riverstone Networks is a registered trademark of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

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Exhibit 1: Hardware Shipped From 08/30/03 to 02/26/05

Period*	Total Hardware Shipped ($ millions)	% Change Over Previous Six-month Period
Six months ended 02/26/05	34.1	22.6
Six months ended 08/28/04	27.9	41.5
Six months ended 02/28/04	19.7	11.3

*	Riverstone shipped $14.5 million of hardware in the quarter ended February 26, 2005; $19.6 million in the quarter ended November 27, 2004; $17.4 million in the quarter ended August 28, 2004; $10.5 million in the quarter ended May 29, 2004; $11.5 million in the quarter ended February 28, 2004; $8.2 million in the quarter ended November 29, 2003.